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                                                                   EXHIBIT 10.2


                                 EMPLOYMENT AGREEMENT

     AGREEMENT made as of May 20, 1998, between EPIC RESORTS, INC., a Delaware corporation (the "COMPANY"), and Scott J. Egelkamp ("EXECUTIVE").

     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. EMPLOYMENT. The Company shall employ Executive, and Executive accepts continued employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in paragraph 2 hereof (the "EMPLOYMENT PERIOD").

     2. TERM. Subject to the terms and conditions hereinafter set forth, Executive shall be employed for a term commencing on the date hereof and expiring three (3) years after the date hereof unless such employment is earlier terminated as provided in Section 5 herein (the "TERM"). If this Agreement is not terminated prior to the expiration of the employment period, the Term of the Agreement shall continue on a month-to-month basis after the expiration of the three-year Term, until either party to this Agreement notifies the other party in writing that this Agreement has been terminated. After the initial three-year Term, either party may terminate this Agreement for any or no reason upon written notice to the other party.

     3. DUTIES. During the Term, Executive shall devote his best efforts and substantially all of his business time and services to the Company. Executive shall perform such duties and services as the Chief Executive Officer (CEO) shall request.

     4.   COMPENSATION AND BENEFITS.

          (a) SALARY. The Company agrees to pay Executive a salary during the Employment Period, in semi-monthly installments. Executive's initial salary shall be $125,000 per anum. Executive's Salary may be increased by the CEO from time to time.

          (b) BONUS(ES). The CEO may, in its sole discretion, award a bonus to Executive for any calendar year during the Employment Period.

          (c) EXPENSE REIMBURSEMENT. The Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement that are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

          (d) OTHER BENEFITS. Executive shall be entitled, if and to the extent eligible, to participate in any group life, hospitalization or Disability insurance plan, health program, pension plan, similar benefit plan or other so-called "fringe benefits" of the Company, that may

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be no less favorable to Executive than the terms offered to other Employees of the Company during the Term.

     5. TERMINATION. Executive's employment hereunder may be terminated during the Term as described below.

          5.1 RESIGNATION, DEATH OR DISABILITY. In the event of the resignation, death or Disability (as defined below) of Executive during the Term, Executive's employment hereunder shall be terminated and the Company shall pay to Executive or Executive's executors, legal representatives or administrators, all accrued and unpaid Salary and Benefits through the date of such termination. Except as set forth above in this Section 5.1, and except for any salary and other benefits accrued, vested and unpaid as of the date of his resignation, death or Disability, the Company shall not be under any further obligation to the Executive or his heirs or personal representatives after the date of the Executive's resignation, death, or Disability pursuant to this Agreement. A "Disability" shall be deemed to occur if Executive is unable to perform his duties and responsibilities hereunder to the full extent required by this Agreement by reasons of illness, injury or incapacity for a period of more than forty-five (45) consecutive days or more than ninety (90) days in the aggregate, during any one-year period during the Term.

          5.2  TERMINATION FOR CAUSE.

               (a) The Company may terminate Executive's employment hereunder at any time for "Cause" upon written notice to Executive. For purposes of this Agreement, "Cause" shall mean the occurrence of any of the following: (i) alcohol abuse or use of controlled substances during employment hours, (ii) except where non-performance is caused by a resignation, Disability or death, Executive's refusal or inability to competently perform his obligations under this Agreement, as determined by the CEO, (iii) any type of harassment, violence or threat thereof, of other employees of the Company or toward third paries of a kind that may tend to result in liability being incurred by the Company toward such employee or third party, (iv) any type of disloyalty to the Company or any of its affiliates or subsidiaries, (v) gross negligence or willful misconduct with respect to the Company or any of its affiliates or subsidiaries, including without limitation fraud, embezzlement, theft or proven dishonesty in the course of his employment, or (vi) a conviction of a felony or a misdemeanor involving moral turpitude or the entering of a plea of guilty or NOLO CONTENDERE to a felony.

               (b) If the Company exercises the right to terminate Executive's employment with Company for Cause, the Company's obligations to Executive shall be limited solely to the payment of accrued and unpaid Salary and Benefits through the date of such termination.

               (c) The Company shall have such rights and remedies as may be available to it for any breach by the Executive of this Agreement or otherwise.

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          5.2  TERMINATION WITHOUT CAUSE.

               (a) At any time, the Company may terminate Executive's employment hereunder for a reason not constituting Cause by giving written notice to Executive one hundred and twenty (120) days prior to such termination.

               (b) If Executive is terminated without Cause, the Executive shall be entitled to payment of, (i) all accrued and unpaid Salary and Benefits through the date of such termination, and (ii) a lump sum amount equal to one
(1) year of his salary.

          5.4 SPECIAL TERMINATION OF EMPLOYMENT. If the Company merges, consolidates or consummates any other business combination in which the Company is not the surviving entity, and this Agreement is terminated by the Company thereafter for any reason except for Cause (a "SPECIAL TERMINATION OF EMPLOYMENT"), the Company shall pay to Executive a lump sum amount upon termination equal to two (2) years Salary.

     6.   CONFIDENTIAL INFORMATION.  Executive agrees that, for a period of two
(2) years following the expiration or termination of Executive's employment with the Company pursuant to this Agreement, Executive shall keep secret and retain in strictest confidence, and shall not use for Executive's benefit or the benefit of others, directly or indirectly, any proprietary, confidential or secret matters relating to the Company or any other entity which may hereafter become an affiliate thereof, including, without limitation, financial information, trade secrets, customer lists, details of client or consultant contracts, pricing policies, operational methods, marketing plans or strategies, product development techniques or plans, business acquisition plans, new personnel acquisition plans, technical processes, designs and design projects, all as may be learned, acquired or developed by Executive while employed by the Company. In the event that Executive or any of his representatives becomes legally compelled to disclose any of the proprietary, confidential or secret information of the Company, Executive will provide the Company with prompt written notice so that the Company may seek a protective order or other appropriate remedy.

     7.   NON-COMPETE, NON-SOLICITATION.

          (a) Executive acknowledges that in the course of his employment with the Company pursuant to this Agreement, he will become familiar, and during the course of his employment by the Company or any of its subsidiaries or affiliates or any predecessor thereof prior to the date of this Agreement he has become familiar, with trade secrets and customer lists or any other confidential information concerning the Company and its subsidiaries and affiliates and predecessors thereof and that his services have been and will be of special, unique and extraordinary value to the Company.

          (b) Executive agrees, (i) that during the Employment Period he shall not in any manner, directly or indirectly, through any person, firm or corporation, alone or as a member of a partnership or as an officer, director, stockholder, investor or employee of or in any other corporation or enterprise or otherwise, engage in or be engaged in, the timeshare

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business or any other business then actively being conducted by the Company or any of its subsidiaries or affiliates, and (ii) that for six (6) months after the Employment Period he shall not in any manner, directly or indirectly, through any person, firm or corporation, alone or as a member of a partnership or as an officer, director, stockholder, investor or employee of or in any other corporation or enterprise or otherwise engage in the activities of the timeshare business.

          (c) Executive further agrees that during the Employment Period and for two (2) years thereafter he shall not in any manner, directly or indirectly, induce or attempt to induce any employee of the Company or any of its subsidiaries or affiliates to quit or abandon his employ.

          (d)  Nothing in this paragraph 7 shall prohibit Executive from being:
(i) a stockholder in a mutual fund or a diversified investment company or, (ii) a passive owner of not more than 2%of the outstanding stock of any class of a corporation that is publicly traded, so long as Executive has no active participation in the business of such corporation.

          (e) If, at the time of enforcement of this paragraph, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law.

     8. ENFORCEMENT. Because Executive's services are unique and because Executive has access to Confidential Information and work product, the parties hereto agree that the Company would be damaged irreparably in the event any of the provisions of paragraph 7 hereof were not performed in accordance with their specific terms or were otherwise breached and that money damages would be an inadequate remedy for any such non-performance or breach. Therefore, the Company or its successors or assigns shall be entitled, in addition to other rights and remedies existing in their favor, to an injunction or injunctions to prevent any breach or threatened breach of any such provisions and to enforce such provisions specifically (without posting a bond or other security).

     9. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the Company and Executive and their respective successors, executors, administrators, heirs and/or permitted assigns; PROVIDED, HOWEVER, that neither Executive nor the Company may make any assignments of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party, except that, without such consent, the Company may assign this Agreement to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer or assets, or otherwise.

     10. NOTICE. Any notice or communication required or permitted under this Agreement shall be made in writing and, (i) sent by overnight courier, (ii) mailed by certified or

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registered mail, return receipt requested or, (iii) sent by telecopier, addressed to the address of the parties set forth on page 1 hereof or to such other address as either party may from time to time duly specify by notice given to the other party in the manner specified above.

     11. ENTIRE AGREEMENT; AMENDMENTS. This Agreement sets forth the understanding of the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature between the parties hereto relating to the employment of Executive with the Company. This Agreement may not be changed or modified, except by an agreement in writing signed by each of the parties hereto.

     12. WAIVER. Any waiver by either party of any breach of any term or condition in this Agreement shall not operate as a waiver of any other breach of such term or condition or of any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof or constitute or be deemed a waiver or release of any other rights, in law or in equity.

     13. GOVERNING LAW. Notwithstanding any contrary choice of laws principles, this Agreement shall be governed by and construed in accordance with the substantive laws of the State of Pennsylvania, applicable to contracts executed and performed within the State of Pennsylvania.

     14. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     15. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                      By /s/T.F. Flatley
                                         ------------------------------------
                                         Chairman and CEO, Epic Resorts, Inc.


                                         /s/Scott J. Egelkamp
                                         ------------------------------------
                                         Executive

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